UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Canton of Vaud,	Switzerland	0-29174	None
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

Logitech International S.A.
EPFL - Quartier de l'Innovation
1015 Lausanne, Switzerland
c/o Logitech Inc.
3930 North First Street
San Jose,	California	95134
(Address of principal executive offices and zip code)

(510)	795-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares	LOGN	SIX Swiss Exchange
Registered Shares	LOGI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Logitech International S.A. (the “Company”) amended Article 3 of its Articles of Incorporation to reflect a reduction in the share capital of the Company from CHF 42,248,535.50 to CHF 40,196,115, and a corresponding reduction of the registered shares reflecting a new total of 160,784,460 registered shares with a nominal value of CHF 0.25 each. As a result of changes in Article 3, the Company also amended Article 27 to update the Swiss “capital band” information.

The reduction in the share capital reflects the cancellation of shares repurchased on the SIX Swiss Exchange for cancellation purposes as part of the Company’s share buyback program.

The amended Articles of Incorporation became effective upon publication in the Swiss Official Gazette of Commerce (SOGC) on August 26, 2025.

A copy of the amended Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit	Description
3.1	Articles of Incorporation of Logitech International S.A., as amended, effective August 26, 2025
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Logitech International S.A.

/s/ Johanna (Hanneke) Faber

Johanna (Hanneke) Faber
Chief Executive Officer

/s/ Matteo Anversa

Matteo Anversa
Chief Financial Officer
August 26, 2025